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Exhibit 23.2

Independent Auditors' Consent

To the Board of Trustees
Falcon Financial Investment Trust:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
New York, New York September 4, 2003

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Independent Auditors' Consent